UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia Aliso Viejo, CA	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 362-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 29, 2017, Smith Micro Software, Inc. (the “Company”) entered into a Securities Purchase Agreement with several investors for the issuance and sale (the “Offering”) of 5,500 shares of the Company’s newly designated Series B 10% Convertible Preferred Stock (the “Series B Preferred Stock”) at $1,000 per share, for a total purchase price of $5,500,000.  The Series B Preferred Stock is convertible into the Company’s Common Stock at a conversion price of $1.14 per share, which was the closing bid price of the Common Stock on September 28, 2017, or approximately 4,824,000 shares of Common Stock in the aggregate.

In the Offering, the Company raised gross cash proceeds of $2,700,000, and exchanged outstanding indebtedness with a principal amount of $2,750,000 owed to William W. Smith, Jr. (“Smith”) and Dieva L. Smith and $50,000 owed to Andrew Arno (“Arno”).  The Offering raised net cash proceeds of approximately $2,400,000 (after deducting the placement agent fee and expenses of the Offering), and resulted in an increase in the Company’s stockholders’ equity of approximately $5,200,000. The Company intends to use the net cash proceeds from the Offering for working capital purposes.  Smith is the Company’s Chairman and Chief Executive Officer and Arno is a director.

The Company engaged Sutter Securities Incorporated as placement agent for the Offering.  Chardan acted as the Company’s financial advisor in connection with the Offering.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with investors containing customary representations and warranties.  The Company also entered into a Registration Rights Agreement with investors under which the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (“SEC”) within 30 days after closing for the purpose of registering the resale of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock. The Company agreed to use its reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 90 days after the closing (120 days in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the purchasers. The Company also agreed, among other things, to indemnify the selling holders under the Resale Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Offering was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The foregoing description of the Purchase Agreement and Registration Rights Agreement is qualified in its entirety by reference to the forms of such agreements which are filed hereto as Exhibits 10.1 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Offering and the issuance of the Series B Preferred Stock included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2017, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock of the Company (the “Certificate of Designation”), designating a total of 5,500 shares of Series B Preferred Stock.  Under the Certificate of Designation, the shares of Series B Preferred Stock have a stated value of $1,000 per share and are optionally convertible, subject to certain limitations set forth in the Certificate of Designation, into shares of the Company’s Common Stock at a conversion price of $1.14 per share, subject to adjustment in the event of a stock split, stock dividend, combination, reclassification or other recapitalization affecting the Common Stock.

The holders of Preferred Stock are entitled to receive cumulative dividends out of funds legally available therefor at a rate of ten percent (10%) per annum, payable (i) when and as declared by the Board of Directors, in quarterly installments on March 1, June 1, September 1 and December 1, and (ii) upon conversion into Common Stock with respect the Series B Preferred Stock being converted.

In the event that the trading price of the Company’s Common Stock for 20 consecutive trading days (as determined in the Certificate of Designation) exceeds 400% of the then effective Conversion Price of the Series B Preferred Stock (initially set at $1.14), the Company may force conversion of the Series B Preferred Stock into shares of Common Stock or elect to redeem the Series B Preferred Stock for cash.

Until the date that stockholder approval is obtained, the Certificate of Designation limits the number of shares of Common Stock that are issuable to any holder upon conversion of such holder’s Series B Preferred Stock, such that such issuances would not cause such holder to own in excess of 19.99% of the Company’s issued and outstanding Common Stock. In addition, a holder’s shares of Series B Preferred Stock shall not be converted if, after giving effect to the conversion, such holder and its affiliated persons would own beneficially more than 9.99% of the Company’s Common Stock, subject to adjustment solely at the holder’s discretion upon 61 days’ prior notice to the Company.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Certificate of Designation is not intended to be complete, and is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 7.01 Other Events.

On October 3, 2017, the Company issued a press release announcing the Offering, which is furnished as Exhibit 99.1 hereto.  The information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Smith Micro Software, Inc., dated September 29, 2017
10.1	Securities Purchase Agreement, dated September 29, 2017
10.2	Registration Rights Agreement, dated September 29, 2017
99.1	Press Release, dated October 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: October 4, 2017	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President and Chief Financial Officer

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